EXHIBIT 99.1

VisionWave Holdings Receives $20 Million Purchase Order for 200 STRATUM VARAN Unmanned Ground Vehicles, Subject to Conditions

Binding purchase order represents a milestone for VisionWave’s unmanned ground vehicle platform

WEST HOLLYWOOD, Calif., September 24, 2026 — VisionWave Holdings, Inc. (Nasdaq: VWAV) (“VisionWave” or the “Company”), a technology company focused on advanced defense and autonomous systems, today announced that it has countersigned and accepted a purchase order from Metal Machinery Components Trading FZCO, a trading company registered in Dubai, United Arab Emirates (the “Customer”), for 200 STRATUM VARAN heavy wheeled unmanned ground vehicles at an aggregate base purchase price of $20 million. The Customer is not the end user of the vehicles and has advised the Company that it may act in relation to more than one prospective end user, each of which must be disclosed to and approved by VisionWave. VisionWave’s obligations to commence production, incur procurement commitments or make any delivery are subject to conditions that have not been satisfied, as described below.

If and when certain conditions are satisfied or waived, deliveries are contemplated in three batches — 70 vehicles within 12 months, 70 vehicles in months 13 through 24 and 60 vehicles in months 25 through 36 — in each case measured from the date on which the last condition is satisfied or waived, and not from the date of the purchase order or of this release.

The purchase order provides for an advance payment of $2 million, representing 10% of the order value, to be secured by an advance-payment bank guarantee, with the balance payable against production, inspection and acceptance, and delivery milestones for each batch. The terms of the bank guarantee have not been agreed, and VisionWave has not received the advance payment or any other amount under the purchase order.

VisionWave’s performance under the purchase order is subject to the satisfaction, or written waiver by VisionWave, of a number of conditions, including delivery by the Customer of documentary proof of immediately available funds or committed financing sufficient to cover the full order value; agreement on the form, issuing bank, expiry and draw conditions of an advance-payment bank guarantee and receipt of the advance payment in cleared funds; receipt of all export licences, authorisations, end-user documentation and governmental approvals required in the United States, the country of manufacture, the United Arab Emirates and each jurisdiction of end use; and completion, to VisionWave’s satisfaction, of sanctions, anti-money-laundering, anti-bribery, export-control, beneficial-ownership and end-user compliance review. No production, procurement or delivery obligation arises, and no delivery milestone begins to run, until the last of those conditions is satisfied or waived. As of the date of this release, none of those conditions has been satisfied, and VisionWave can give no assurance as to whether or when any of them will be satisfied.

“An order of this size is an important commercial validation for the STRATUM VARAN platform,” said Douglas Davis, Chief Executive Officer of VisionWave. “We are working with the customer to satisfy the funding, security and regulatory conditions that must be met before production can begin, and we intend to report on that progress as it develops.”

VisionWave has not recognized any revenue in respect of the purchase order and does not include the order in backlog. Revenue, if any, will be recognized only as the applicable performance obligations are satisfied. Investors should not regard the aggregate order value as a firm order or as an indication of expected revenue in any period. Additional information regarding the purchase order is contained in VisionWave’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2026, which should be read together with this release.

About STRATUM VARAN

STRATUM VARAN is VisionWave’s heavy wheeled unmanned ground vehicle platform, which VisionWave is developing to support a range of operational applications and to accommodate multiple configurations and mission requirements. The platform has not completed the demonstration, qualification or acceptance testing contemplated by the purchase order, and its final configuration and technical characteristics will be established only in the technical annex to be agreed following that demonstration.

STRATUM VARAN — unmanned ground vehicle platform. A modular platform being developed for a range of autonomous and remote operations.

About VisionWave Holdings, Inc.

VisionWave Holdings, Inc. (Nasdaq: VWAV) is a defense and advanced sensing technology company developing AI-driven, RF-based sensing, autonomy, and computational acceleration technologies for defense, homeland security, and commercial infrastructure applications. VisionWave’s mission is to connect defense innovation with civilian progress through shared core technologies deployed across air, land, and fixed-site environments. The Company’s website is https://www.vwav.inc. Information contained on, or accessible through, the Company’s website is not incorporated by reference into, and does not form a part of, this press release or any filing of the Company with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “contemplate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “schedule,” “should,” “will” and similar expressions, and include, without limitation, statements regarding the purchase order, the anticipated advance payment, the satisfaction of conditions, production, governmental, regulatory and export approvals, end-user approvals, manufacturing, delivery schedules, the demonstration and qualification of the STRATUM VARAN platform, the commercialization of that platform and VisionWave’s future business activities.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, among others: the Customer’s ability and willingness to deliver documentary proof of immediately available funds or committed financing for the full order value; the parties’ ability to agree the form and terms of, and to cause an acceptable bank to issue, the advance-payment bank guarantee, and the Customer’s ability to pay each milestone when due; VisionWave’s ability to obtain the export licenses, authorizations, end-user certificates and governmental approvals required in the United States, the country of manufacture, the United Arab Emirates and each jurisdiction of end use; the results of VisionWave’s sanctions, anti-money-laundering, anti-bribery, export-control, beneficial-ownership and end-user compliance review, including in respect of prospective end users in jurisdictions affected by ongoing armed conflict; the identification and approval of acceptable end users and the risk that end users are not approved or that approval is withdrawn; the results of the platform demonstration and the risk that requirements identified in that demonstration materially alter the base configuration, cost, schedule or qualification requirements; VisionWave’s ability to establish, finance and qualify manufacturing capacity, including any required local manufacturing or industrial participation, and to procure long-lead components on acceptable terms; increases in component, raw material, logistics and tariff costs; VisionWave’s dependence on a single customer and on intermediaries for this order; and VisionWave’s limited operating history, limited revenue to date, recurring losses, need for additional capital and the dilution associated with its existing and future financing arrangements.

There can be no assurance that the conditions under the purchase order will be satisfied on any anticipated timetable or at all, that the advance payment will be received, that required governmental, regulatory, export or end-user approvals will be obtained, that production will commence, or that all or any portion of the purchase order will result in completed deliveries, recognized revenue or earnings.

Additional information regarding risks and uncertainties affecting VisionWave is contained under “Risk Factors” in VisionWave’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which are available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. VisionWave undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact for Investors: investors@vwav.inc